                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          RAMAPO FINANCIAL CORPORATION
               (Exact name of issuer as specified in its charter)

           NEW JERSEY                                       22-1946561
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                          Identification No.)

64 MOUNTAIN VIEW BOULEVARD, WAYNE, NEW JERSEY                  07470
(Address of Principal Executive Offices)                     (Zip Code)

                          RAMAPO FINANCIAL CORPORATION
                1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                            (Full title of the plan)

                               MORTIMER J. O'SHEA
               64 MOUNTAIN VIEW BOULEVARD, WAYNE, NEW JERSEY 07470
                     (Name and address of agent for service)

                                 (201) 305-4101
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                              Proposed       Proposed
 Title of                     maximum        maximum
securities      Amount        offering       aggregate      Amount of
  to be         to be          price         offering      registration
registered    registered      per share       price            fee
Common Stock  200,000 sh.      $3.91*        $782,000*       $269.65*
--------------------------------------------------------------------------------

*Computed in accordance with 17 C.F.R. Section 230.457(c) on the basis of the average of the high and low prices of the Registrant's Common Stock on August 21, 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that have previously been filed with the Securities and Exchange Commission under Commission File No. 0-7806 are incorporated by reference into this Registration Statement:

         a. Annual Report on Form 10-K for the year ended December 31, 1994.

         b. Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

         All documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The securities being registered are shares of the Registrant's Common Stock, Par Value $1.00 Per Share.

         Dividend Rights. Holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Since funds for the payment of dividends by the Corporation are derived primarily from the earnings of its bank subsidiary, The Ramapo Bank (the "Bank"). However, restrictions on the payment of dividends by the Bank limit the amount of funds available for the payment of dividends by the Corporation. The payment of dividends by the Bank is subject to significant limitations imposed by federal regulations.

         Voting Rights. Holders of the Common Stock are entitled to one vote for each share held and do not have cumulative voting rights in the election of directors.

         Classification of the Board of Directors. The Corporation's Certificate of Incorporation and Bylaws provide for a classified Board of Directors, with approximately one-third of the entire Board being elected each year for terms of three years. (See "Certain Anti-takeover Provisions," below.)

         Preemptive Rights; Redemption. Holders of the Common Stock do not have any preemptive rights with respect to any shares issued by the Corporation. The Common Stock is not subject to call for redemption.

         Liquidation Rights. In the event of liquidation, holders of Common Stock will be entitled to receive, after payment of all debts and liabilities of the Corporation and after payment of the liquidation preference of the Corporation's Class A Preferred Stock (See "Class A Preferred Stock," below), a pro rata portion of all assets of the Corporation available for distribution to holders of the Common Stock.

OTHER AUTHORIZED STOCK

         The authorized capital stock of the corporation consists of 15,000,000 shares of Common Stock, Par Value $1.00 Per Share, and 1,000,000 shares of No Par Stock. No Par Stock may be divided into classes and into series within any class or classes as determined by the Board of Directors and may be issued with such rights, preferences and limitations as the Board of Directors determines. 1,950 shares have been designated as Class A Preferred Stock and have been issued to a commercial bank in exchange for the cancellation of indebtedness of $1,950,000. At present, 700 of the shares of Class A Preferred Stock have been redeemed and 1,250 shares remain outstanding.

CLASS A PREFERRED STOCK

         Dividend Rights. Holders of the Class A Preferred Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for the purpose and subject to obtaining any required regulatory approvals thereto. In addition, no dividends shall be paid on the Class A Preferred Stock unless, as of the last day of the calendar quarter preceding such proposed dividend payment date, (i) the Corporation's leverage ratio shall be equal to or greater than 4% and (ii) the leverage ratio of the Bank shall be equal to or greater than 6%.

         Dividends are payable quarterly, in arrears, on the tenth day of January, April, July and October. The first such payment was due on April 10, 1994 for the first calendar quarter of 1994. The amount of the dividends to be paid shall be computed as follows: (i) for each of the first four dividend periods, the dividends payable shall be at a rate of $60 per annum per share;
(ii) for each of the fifth through the eighth dividend periods, the dividends payable shall be at a rate of $70 per annum per share; (iii) for each of the ninth through the twelfth dividend periods, the dividends payable shall be at a rate of $80 per annum per share; (iv) for the thirteenth through the sixteenth dividend periods, the dividends payable shall be at the rate of $90 per annum per share and (v) for the seventeenth dividend period and all dividend periods subsequent thereto, the dividends payable shall be at the rate of $100 per annum per share.

         Dividends on the Class A Preferred Stock are cumulative. No dividend (other than stock dividends) may be declared or paid or any other distribution ordered or made upon any class of stock ranking on par with or junior to the Class A Preferred Stock as to dividends or liquidation rights unless all dividends due on the Class A Preferred Stock have been paid through the end of the last completed calendar quarter; provided, that deficiencies on Class A Preferred Stock and any class of stock ranking on par therewith as to dividends shall be paid on a pro rata basis. With respect to payment of dividends, the Class A Preferred Stock ranks prior to the Common Stock.

         Voting Rights. With certain exceptions, holders of the Class A Preferred Stock are not entitled to vote. Holders of Class A Preferred Stock may vote as a class as to the authorization or issuance of any class of capital stock ranking, either as to payment of dividends or distribution of assets or redemptions, prior to the Class A Preferred Stock. Consent of the holders of the Class A Preferred Stock is also required to alter or change in any manner the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Class A Preferred Stock in any way that is detrimental to the holders thereof. In addition, holders of the Class A Preferred Stock are entitled to vote on those matters required by law to receive their consent.

         Redemption. The Corporation may, at its option, at any time, redeem any or all of the shares of the then-outstanding Class A Preferred Stock provided that such redemption is on a pro rata basis. In addition, if any dividends of the Class A Preferred Stock are in arrears, the affirmative consent of all of the holders of the Class A Preferred Stock must be obtained unless all outstanding shares of Class A Preferred Stock are simultaneously redeemed. Any optional redemptions will be at a price of $1,000 per share plus any accrued dividends.

         Liquidation Rights. In the event of any liquidation of the Corporation, the holders of Class A Preferred Stock shall be entitled to receive, after payment of all debts and liabilities of the Corporation, an amount equal of $1,000 per share plus any accrued dividends to the date of payment. The Class A Preferred Stock shall rank prior to the Corporation's Common Stock with respect to payments upon liquidation. If, upon liquidation, there are insufficient funds available to pay the holders of shares of Class A Preferred Stock the full amounts to which they are entitled, the holders of Class A Preferred Stock shall share ratably in any distribution of assets.

CERTAIN ANTI-TAKEOVER PROVISIONS

         The Certificate of Incorporation (the "Certificate") and Bylaws of the Corporation contain certain provisions which may be deemed to have a potential anti-takeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which the Corporation's shareholders may deem to be in their best interest or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Certain of such provisions also make it more difficult for shareholders of the Corporation to remove its Board of Directors and management.

         The following description of certain provisions of the Certificate and Bylaws of the Corporation is necessarily general and is qualified by reference to such Certificate and Bylaws.

         Authorized and Issued Share of Capital Stock. The Corporation currently has authority to issue 1,000,000 shares of No Par Stock and 15,000,000 shares of Common Stock. As of August 11, 1995, 1,250 shares of No Par
Stock were classified as "Class A Preferred Stock" and were issued and outstanding while 8,096,449 shares of Common Stock were issued and outstanding, 63,406 shares were held as treasury shares and 6,840,145 shares were unissued. Of the shares of unissued Common Stock, 1,281,011 shares were reserved for issuance upon exercise of stock options. As a general matter, the existence of unissued and unreserved shares of capital stock provides a board of directors with the ability to cause the issuance of shares of capital stock under circumstances that might prevent or render more difficult or costly the completion of a takeover of a company by diluting the voting or other rights of the proposed acquiror, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the board of directors by effecting an acquisition that might complicate or preclude a takeover or otherwise.

         The Board of Directors also has the authority to issue shares of No Par Stock with such terms as it deems advisable. In the event of a proposed merger, tender offer or other attempt to gain control of the Corporation which the Board of Directors does not approve, the Board of Directors could authorize and issue a series of No Par Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of No Par Stock, therefore, may be to deter a future takeover attempt.

         Special Voting Requirements for Certain Business Combinations.
The Corporation is governed by special voting procedures that apply to certain business combinations between the Corporation and major shareholders. The purpose of such provisions is to protect the Corporation and its shareholders against hostile takeovers by requiring that certain criteria are satisfied.

         The Certificate defines a "Business Combination" as a merger or consolidation, a sale of 10% or more of the consolidated assets of the Corporation and its subsidiaries in one transaction or a series of related transactions, the issuance of equity securities or securities convertible into equity securities of the Corporation and/or one or more of its subsidiaries, a reclassification or recapitalization involving stock of the Corporation and/or one or more of its subsidiaries, and/or a redemption of shares of outstanding stock by the Corporation and/or its subsidiaries, if a Major Shareholder (defined below) exists at the time of any such transactions or combination of transactions, or if a shareholder or group of shareholders becomes a Major Shareholder as a result of such transactions or combination of transactions. The Certificate defines a "Major Shareholder" as any individual, group of individuals, partnership, trust, corporation or other business entity or combination of such persons acting in concert with respect to the Corporation's stock which is the beneficial owner of 5% or more of the total combined voting power of all classes of outstanding stock of the Corporation entitled to vote.

         The Certificate provides that no Business Combination shall occur with a Major Shareholder unless either: (i) the Business Combination is approved by two-thirds (2/3) of the members of the Board of Directors, in addition to such shareholders' approval (if any) as may be required by law or with respect to such a transaction; or (ii) the Business Combination is approved by the holders of at least 80% of the outstanding stock entitled to vote and not held by such Major Shareholder.

         Other Supermajority Votes. The Certificate provides that its provisions imposing special voting requirements on Business Combinations with Major Shareholders and relating to the number and classification of directors, described below, may not be amended, altered or repeated except upon the affirmative vote of the holders of: (i) at least 80% of the outstanding stock entitled to vote; and (ii) at least 80% of the outstanding stock entitled to vote and not held by any Major Shareholder. These percentages exceed the stockholder voting requirements that would otherwise be required by New Jersey law for the repeal or amendment of the Certificate.

         Board of Directors. The Certificate provides that the Board of Directors is divided into three classes which shall be as nearly equal in number as possible. The directors in each class hold office following their election for a period of three years, with one-third (1/3) of the directors coming up for election each year. Each director serves until his or her successor is elected and qualified.

         A classified Board of Directors could make it more difficult for shareholders, including those holding a majority of the outstanding shares of Common Stock, to force an immediate change in the composition of a majority of the Board of Directors. Because the terms of only one-third (1/3) of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority of the directors, whereas a non-classified Board may be completely changed in one year.

         Additionally, the Bylaws of the Corporation provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled by a majority vote of the directors then in office until the next annual meeting of stockholders, even though less than a quorum of the Board, or even by a sole remaining director. The Board of Directors has authority to increase the number of directors by not more than 2 members at any time, and to fill the vacancies created by such increase, thereby making it more difficult for the shareholders to gain control of the Board.

         Removal of Directors. The Certificate provides that no amendment to the Certificate permitting the removal of one or more or all of the directors without cause shall be adopted unless such amendment shall have been approved by the holders of (i) at least 80% of the outstanding stock entitled to vote and
(ii) at least 80% of the outstanding stock entitled to vote and not held by any Major Shareholder.

         Limitations on Call of Meeting of Shareholders. The Bylaws of the Corporation provide that special meetings of shareholders can be called by the Corporation's Board of Directors. Shareholders are not authorized in the Certificate to call a special meeting.

         Absence of Cumulative Voting. The Certificate of the Corporation does not provide for cumulative voting. The absence of cumulative voting rights effectively means that the holders of a majority of shares voted at a meeting of shareholders may, if they so choose, elect all directors of the Corporation to be elected at that meeting, thus precluding minority shareholder representation on the Corporation's Board of Directors.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The law firm of Williams, Caliri, Miller & Otley ("WCMO"), which has rendered an opinion as to the legality of the securities being registered, serves as the Corporation's general counsel.

         Victor C. Otley, Jr., a director and vice president of WCMO, has served as a director of the Corporation since 1974 and as a director of the Corporation's primary operating subsidiary, The Ramapo Bank, since 1970. From September 1993 to March 1994, Mr. Otley served as President and Chief Executive Officer of the Corporation and Chairman of the Board and Chief Executive Officer of The Ramapo Bank on a temporary basis. In January 1994, Mr. Otley became Chairman of the Board of the Corporation and continues to serve in that capacity.

         Richard S. Miller, a director and the president of WCMO, has served as a director of the Corporation since 1974 and as a director of The Ramapo Bank since 1970.

         As Directors of Ramapo Financial Corporation, Mr. Otley and Mr. Miller have each received options to purchase 15,000 shares of the Common Stock of the Corporation pursuant to the Ramapo Financial Corporation 1995 Stock Option Plan for Employee Directors and may receive additional options in the future. All grants of options under said plan are pursuant to formulas based solely on objective criteria.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VI(a) of the Corporation's Bylaws provides that the

Corporation shall indemnify any person who is or was an officer or director of the Corporation, or the legal representative of any such officer or director, against reasonable costs, disbursements and expenses, reasonable counsel fees and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, in connection with any proceeding involving such director or officer by reason of his having been a director or officer, other than a proceeding by or in the right of the Corporation, if:

         (i) such individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and

         (ii) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such director or officer did not meet the applicable standards of conduct set forth in subparagraphs (i) and (ii) above. No indemnification called for by this paragraph shall be made by the Corporation unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director or officer met the standard of conduct set forth in subparagraph (i) and, if applicable, (ii) above. Such determination shall be made:

         (1) by the Board of Directors acting by a quorum of directors who were not parties to the proceeding; or

         (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of the disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) by the Corporation's shareholders.

         Article VI(b) provides that, provided a specific determination has been made, or court order entered, the Corporation shall indemnify any person who is or was a director or officer for reasonable costs, disbursements and counsel fees in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, no such indemnification shall be provided in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, in view of all circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such reasonable costs, disbursements and counsel fees as the court shall deem proper. No indemnification called for by paragraph VI(b) shall be made by the Corporation unless ordered by a court, or unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director or officer met the standard of conduct set forth in paragraph VI(b). Such determination shall be in one of the three methods referred to in paragraph (a) of Article VI.

         Article VI(c) provides that notwithstanding the requirements of paragraph (a) and (b) of Article VI, the Corporation shall in all cases indemnify any person who is or was a director or officer of the Corporation against reasonable costs, disbursements and counsel fees to the extent such director or officer has been successful on the merits or otherwise in any proceeding referred to in paragraphs (a) and (b) of Article VI or in defense of any claim, issue or matter therein.

         Article VI(d) provides that reasonable costs, disbursements and counsel fees incurred by a director or officer of the Corporation in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in Article VI.

         The indemnification provided by Article VI shall be in addition to, and not exclusive of, any other rights to which a director or officer, or any rights to which an employee or agent, of the Corporation may be entitled under New Jersey law, any agreement, any vote of shareholders, or otherwise.

         Article IX of the Bylaws of the Corporation's bank subsidiary, The Ramapo Bank (the "Bank"), provides that any present or future director or officer of the Bank, or the legal representative of any such director or officer, shall be indemnified by the Bank against reasonable costs, expenses (exclusive of any amount paid to the Bank in settlement), and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such director or officer, or his legal representative, may be made a party by reason of his being or having been such director of officer; provided (1) said indemnification is recommended by Bank's counsel; (2) said action, suit or proceeding shall be prosecuted against such director or officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such director or officer; or (3) said action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his legal representative without a final determination of the merits, and it shall be determined by the Board of Directors, or the stockholders in the event a majority of the directors are defendants in said action, suit or proceeding,that said director or officer had not, in any substantial way, been derelict in the performance of his duties as charged in such action, suit or proceeding. The privilege and power conferred by such
Article IX
shall be in addition to and not in restriction or limitation of any other privilege or power which a banking corporation of the State of New Jersey may have with respect to the indemnification or reimbursement of directors, officers or employees.

         Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") provides that a corporation may indemnify a director, officer, employee or agent (a "corporate agent") against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

         (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

         (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet applicable standards of conduct.

         A corporation may indemnify a corporate agent against his expenses in connection with any proceeding or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason for his being or having been such a corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding, no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

         A corporation must indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above or in defense of any claim, issue or matter therein.

         Such indemnification may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in the NJBCA. Unless otherwise provided in the corporation's certificate of incorporation or bylaws, such determination shall be made:

         (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

         (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

         (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

         Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceedings as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

         If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required or permitted under the NJBCA, the corporate agent may apply to a court for an award of indemnification by the corporation and such court may award indemnification to the extent authorized under the NJBCA and shall award indemnification to the extent required under the NJBCA notwithstanding any contrary determination which may have been made by the board of directors, independent legal counsel or by the shareholders of the corporation. The court may allow reasonable expenses prior to a final judgment if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

         Generally, no indemnification shall be made or expenses advanced by a corporation, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

         In addition, the Corporation maintains a director and officer liability insurance policy covering the Corporation and its subsidiaries with a maximum aggregate limit of liability per annual policy period of $2.5 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are being filed with this Registration
Statement:

         4.1 Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, filed April 22, 1994, as subsequently amended (Registration No. 33-78066).)

         4.2 Bylaws. (Incorporated by reference for Exhibit 3b to the Registrant's Registration Statement on Form S-1 filed with the SEC on June 10, 1985 (Registration No. 2-98280), Exhibit 28(a) to the Registrant's Form 8-K dated June 20, 1985 and Exhibit 10.1 to the Registrant's Form 8-K dated February 27, 1991.)

         5.1 Opinion of Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered.

         23.1 Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit 5.l).

         23.2             Consent of Arthur Andersen, L.L.P.

         25.1 Power of Attorney of Certain Directors and Officers (included on signature page of this Registration Statement).

         99.1 Ramapo Financial Corporation 1995 Stock Option Plan for Nonemployee Directors.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                          (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Wayne, State of New Jersey, on August 22, 1995.

                                             RAMAPO FINANCIAL CORPORATION


                                             By: /s/ Mortimer J. O'Shea
                                                 ------------------------------
                                                 Mortimer J. O'Shea, President,
                                                 Chief Executive Officer and
                                                 Director

         We, the undersigned directors and officers of Ramapo Financial Corporation, do hereby jointly and severally appoint Mortimer J. O'Shea our true and lawful attorney and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable Ramapo Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8, including specifically but without limitation, power of authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto, and we do each hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date:  August 22, 1995
                                           /s/ Erwin D. Knauer
                                           ----------------------------
                                           ERWIN D. KNAUER, Senior Vice
                                              President and Director

Date:  August 22, 1995
                                           /s/ Richard S. Miller
                                           ----------------------------
                                           RICHARD S. MILLER, Director

Date:  August 22, 1995
                                    /s/ Mortimer J. O'Shea
                                    ------------------------------------
                                    Mortimer J. O'Shea, President
                                        Chief Executive Officer
                                             and Director

Date:  August 22, 1995
                                    /s/ Louis S. Miller
                                    ------------------------------------
                                    LOUIS S. MILLER, Director

Date:  August 22, 1995
                                    /s/ Paul L. Starman
                                    ------------------------------------
                                    PAUL L. STARMAN, Senior Credit
                                              Officer

Date:  August 22, 1995
                                    /s/ Walter A. Wojcik, Jr.
                                    ------------------------------------
                                    WALTER A. WOJCIK, JR., Treasurer

                                  EXHIBIT INDEX

         The documents listed below are being filed as Exhibits to the within Registration Statement on Form S-8.

Number                               Title

 5.1 Opinion of Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered


23.2         Consent of Arthur Andersen, L.L.P.

99.1         Ramapo Financial Corporation 1995 Stock Option Plan for
             Nonemployee Directors